EXHIBIT 99.1 SECOND AMENDED AND RESTATED OPERATING AGREEMENT of SOUTH 8 ENERGY, LLC EFFECTIVE DATE: JUNE 24, 2025 HIBIT .1 ND ENDED D TED ATING EE ENT f TH ERGY, C CTIVE TE: E 4,

Page 2 of 34 TABLE OF CONTENTS SECTION 1 DEFINITIONS................................................................................................................................... 6 1.1 DEFINITIONS. ................................................................................................................................................ 6 SECTION 2 SCOPE AND EFFECT OF AGREEMENT; ORGANIZATION................................................ 11 2.1 OPERATING AGREEMENT. ........................................................................................................................... 11 2.2 PRIOR AGREEMENTS. .................................................................................................................................. 11 2.3 PARTIES SUBJECT TO AGREEMENT. ............................................................................................................. 11 2.4 UNITS SUBJECT TO AGREEMENT. ................................................................................................................ 11 2.5 FORMATION. ............................................................................................................................................... 11 2.6 NAME. ......................................................................................................................................................... 11 2.7 TERM. ......................................................................................................................................................... 12 SECTION 3 OFFICES .......................................................................................................................................... 12 3.1 PRINCIPAL OFFICE(S). ................................................................................................................................. 12 3.2 REGISTERED OFFICE AND REGISTERED AGENT. .......................................................................................... 12 SECTION 4 MEMBERS ...................................................................................................................................... 12 4.1 RECLASSIFICATION OF UNITS. ..................................................................................................................... 12 4.2 VOTING RIGHTS OF UNITS. ......................................................................................................................... 12 4.3 ADDITIONAL UNITS. ................................................................................................................................... 13 4.4 LACK OF AUTHORITY. ................................................................................................................................. 14 4.5 UNIT DIVIDENDS AND SPLITS...................................................................................................................... 14 4.6 PREEMPTIVE RIGHTS; REDEMPTION RIGHTS. .............................................................................................. 14 4.7 INFORMATION RIGHTS OF MEMBERS. ......................................................................................................... 14 4.8 LIMITATION OF LIABILITY. ......................................................................................................................... 14 4.9 WAIVER OF DISSENTERS OR APPRAISAL RIGHTS. ....................................................................................... 14 SECTION 5 MEMBER MEETINGS .................................................................................................................. 14 5.1 PLACE OF MEETING. ................................................................................................................................... 14 5.2 ANNUAL MEETING. ..................................................................................................................................... 14 5.3 SPECIAL MEETINGS CALLED BY CEO OR BOARD. ...................................................................................... 14 5.4 SPECIAL MEETINGS HELD UPON MEMBER DEMAND. ................................................................................. 15 5.5 TELEPHONIC MEETING. ............................................................................................................................... 15 5.6 NOTICE OF MEETING. .................................................................................................................................. 15 5.7 VOTING REPRESENTATIVE. ......................................................................................................................... 15 5.8 PROXIES. ..................................................................................................................................................... 16 5.9 QUORUM. .................................................................................................................................................... 16 5.10 ADJOURNMENTS. ........................................................................................................................................ 16 5.11 REQUIREMENTS FOR MEMBER APPROVAL. ................................................................................................. 16 5.12 ACTION WITHOUT A MEETING. ................................................................................................................... 16 5.13 NOMINATION OF GOVERNORS. .................................................................................................................... 16 5.14 RECORD DATE. ........................................................................................................................................... 17 5.15 WAIVER OF NOTICE. ................................................................................................................................... 17 5.16 ACTIVITIES WITH THE COMPANY. ............................................................................................................... 17 5.17 STATEMENT OF UNITS. ................................................................................................................................ 17 SECTION 6 MANAGEMENT; BOARD OF GOVERNORS ........................................................................... 17

6.1	Management.	17
6.2	Number, Election, Tenure, and Qualifications.	18
6.3	Removal.	19
6.4	Resignations.	19
6.5	Vacancies.	19
6.6	Place of Meetings; Telephonic Meetings.	19
6.7	Regular Meetings.	19
6.8	Special Meetings.	19
6.9	Waiver of Notice; Previously Scheduled Meetings.	20
6.10	Quorum.	20
6.11	Requirements for Board Approval.	20
6.12	Absent Governors.	20
6.13	Action Without a Meeting.	20
6.14	Actions by Governors; Committees, Delegation of Authority; Duties.	20
6.15	Approval or Ratification of Acts or Contracts.	21
6.16	Duty to Company; Business Opportunities.	21
6.17	Compensation, Reimbursement.	21
SECTION 7	**OFFICERS**	**21**
7.1	Officers.	21
7.2	Appointment and Term of Office.	21
7.3	Removal.	22
7.4	The Chief Executive Officer.	22
7.5	The Chief Financial Officer.	22
7.6	The Vice-President.	22
7.7	The Secretary.	22
7.8	Salaries.	23
7.9	Insurance.	23
SECTION 8	**CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS**	**23**
8.1	Capital Contribution.	23
8.2	Interest on and Return of Capital Contributions.	23
8.3	Loans by Members.	23
8.4	Capital Accounts.	23
SECTION 9	**ALLOCATIONS AND INCOME TAX**	**24**
9.1	General Allocation of Net Income or Net Loss.	24
9.2	Allocations for Income Taxes.	25
9.3	Regulatory Allocations and Allocation Limitations.	25
9.4	Proration of Allocations.	27
9.5	Consent to Allocation; Company Records Binding.	27
SECTION 10	**DISTRIBUTIONS;TAX MATTERS**	**27**
10.1	Distributions.	27
10.2	Tax Status.	27
10.3	Partnership Representative.	27
SECTION 11	**TRANSFERS OF UNITS**	**28**
11.1	General.	28

Page 3 of 34

Page 4 of 34 11.2 PROCESS FOR TRANSFERRING UNITS & CONDITIONS PRECEDENT. ............................................................. 29 11.3 REDEMPTION RIGHTS OF COMPANY. ........................................................................................................... 29 11.4 RIGHTS OF TRANSFEREES; EFFECT OF TRANSFER. ...................................................................................... 30 11.5 NO TRANSFER AFTER DISSOLUTION EVENT. ............................................................................................... 30 SECTION 12 ADDITIONAL AND SUBSTITUTE MEMBERS .................................................................... 30 12.1 ADMISSION OF NEW MEMBERS. .................................................................................................................. 30 SECTION 13 UNIT CERTIFICATES .............................................................................................................. 30 13.1 BOOK ENTRY. ............................................................................................................................................. 30 13.2 LOSS OR DESTRUCTION OF CERTIFICATES. ................................................................................................. 30 13.3 MEMBER LIST. ............................................................................................................................................ 31 SECTION 14 INDEMNIFICATION ................................................................................................................ 31 14.1 INDEMNIFICATION. ...................................................................................................................................... 31 SECTION 15 DISSOLUTION AND TERMINATION ................................................................................... 31 15.1 DISSOLUTION. ............................................................................................................................................. 31 15.2 NOTICE OF DISSOLUTION. ........................................................................................................................... 31 15.3 DISTRIBUTION OF ASSETS UPON DISSOLUTION. .......................................................................................... 31 15.4 DEFICIT CAPITAL ACCOUNT BALANCES. .................................................................................................... 32 15.5 CHARACTER OF LIQUIDATING DISTRIBUTIONS. .......................................................................................... 32 15.6 ARTICLES OF TERMINATION. ....................................................................................................................... 32 15.7 WINDING UP. .............................................................................................................................................. 32 SECTION 16 AMENDMENTS ......................................................................................................................... 32 16.1 AMENDMENTS............................................................................................................................................. 32 SECTION 17 MISCELLANEOUS PROVISIONS .......................................................................................... 32 17.1 ENFORCEMENT OF AGREEMENT. ................................................................................................................. 33 17.2 APPLICABLE LAW. ...................................................................................................................................... 33 17.3 ARBITRATION. ............................................................................................................................................ 33 17.4 CAPTIONS. .................................................................................................................................................. 33 17.5 CONSTRUCTION. ......................................................................................................................................... 33 17.6 VALIDITY. ................................................................................................................................................... 33 17.7 COUNTERPARTS. ......................................................................................................................................... 33 17.8 FURTHER ASSURANCES. .............................................................................................................................. 33 17.9 NOTICE TO MEMBERS OF PROVISIONS OF THIS AGREEMENT. ...................................................................... 34 17.10 NOTICES; ELECTRONIC TRANSMISSION. ................................................................................................. 34 17.11 EFFECT OF WAIVER OF CONSENT. .......................................................................................................... 34 17.12 CONFLICTING PROVISIONS...................................................................................................................... 34 17.13 ACKNOWLEDGEMENT. ............................................................................................................................ 34

Page 5 of 34 SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF SOUTH 8 ENERGY, LLC This SECOND AMENDED AND RESTATED OPERATING AGREEMENT of SOUTH 8 ENERGY, LLC (the “Company”) is entered into as of June 24, 2025 (the “Effective Date”) by and among, the Company, the Members and any other Persons that may from time-to-time be admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized Terms used but not otherwise defined herein shall have the meaning set forth in Section 1. WHEREAS, the Board of Governors of the Company (the “Board”) previously adopted that certain Operating Agreement of the Company dated as of September 10, 2003 (the “Original Operating Agreement”) which was subsequently amended and restated by the Board and the Members through the adoption of that certain Amended and Restated Operating Agreement of the Company on July 31, 2008 (the “A&R Operating Agreement”); WHEREAS, the Members of the Company previously adopted that certain Member Control Agreement of the Company dated as of September 24, 2003 (the “Original Member Control Agreement”) which was subsequently amended and restated by the Members through the adoption of that certain Amended and Restated Member Control Agreement of the Company on May 28, 2009 (the “A&R Member Control Agreement”) which was further amended by that First Amendment to the Amended and Restated Member Control Agreement on March 29, 2019 (the “First Amendment to the A&R Member Control Agreement”, and collectively with the A&R Member Control Agreement, the “Current Member Control Agreement”); WHEREAS, the A&R Operating Agreement and the Current Member Control Agreement were adopted under Chapter 10-32 of Title 10 of the North Dakota Century Code (the “Old ND LLC Act”) which authorized the adoption of a “member control agreement”; WHEREAS, the Old ND LLC Act was subsequently repealed by the State of North Dakota and replaced by Chapter 10-32.1 of the North Dakota Century Code (the “New ND LLC Act” or the “Act”); WHEREAS, on January 1, 2016, the Company became subject to the New ND LLC Act; WHEREAS, §10-32.1.05 of the New ND LLC Act provides that the Current Member Control Agreement of the Company be treated as an operating agreement of the Company under the New ND LLC Act and §10.32.1-13 of the New ND LLC Act allows the Company and its members to adopt a single agreement which manages the rights and affairs of the Members; WHEREAS, the Board believes it is in the best interest of the Company to amend and replace both: (1) the Current Member Control Agreement and (2) the A&R Operating Agreement by the adoption of this, single, Second Amended and Restated Operating Agreement (the “Second Amended and Restated Operating Agreement” or the “Agreement”); and WHEREAS, the Company, in contemplation of its deregistration from the Securities and Exchange Commission (the “SEC”) wishes to re-classify a portion of its outstanding membership units (which were all registered with the SEC as “Class A Limited Liability Company Units”), into two (2) new classes of units, Class B Units, and Class C Units, with the rights, preferences and limitations set forth within this Second Amended and Restated Operating Agreement and to change the rights, preferences and limitations

Page 6 of 34 of the remaining membership interests of the Company, which will continue to be classified as “Class A Units” as described in this Second Amended and Restated Operating Agreement. NOW, THEREFORE, the Members and the Company agree as follows: Section 1 DEFINITIONS 1.1 Definitions. Unless otherwise provided in this Operating Agreement, the following terms have the meanings stated: (a) “AAA” means the American Arbitration Association. (b) “A&R Member Control Agreement” has the meaning given to it in the Preamble. (c) “A&R Operating Agreement” has the meaning given to it in the Preamble. (d) “Act” or “New ND LLC Act” has the meaning given to it in the Preamble. (e) “Additional Member” means any Person who or that is admitted to the Company as an Additional Member pursuant to Section 12.1. (f) “Affiliate” of any Person shall mean any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling any such general partner. For the purposes of this definition, “control”, including “controlled by” and “under common control with”, shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise. (g) “Agreement” or “Second Amended and Restated Operating Agreement” means this Second Amended and Restated Operating Agreement entered into effective as of the Effective Date. (h) “Articles of Organization” means the articles of organization of the Company, publicly filed with the Secretary of the State of North Dakota on July 16, 2003 to organize the Company, as amended. (i) “BBA” has the meaning set forth in Section 10.3(a). (j) “BBA Procedures” has the meaning set forth in Section 10.3(c). (k) “Board” or the “Board of Governors” means the Governors, acting as a group with the powers set forth in the Articles of Organization and this Agreement. (l) “Book Value” means, with respect to any Company asset, the adjusted basis of such asset for federal income tax purposes, except as follows: (i) the initial Book Value of any Company asset contributed by a Person to the Company shall be the gross Fair Market Value of such Company asset as of the date of such contribution; (ii) immediately before the distribution by the Company of any Company asset to a Person, the Book Value of such asset shall be adjusted to its gross Fair Market Value as of the date of such distribution; (iii) the Book Value of all Company assets shall be adjusted to equal their respective gross Fair Market Values, as determined by the Board, as of the following times:

Page 7 of 34 1) the acquisition of additional Ownership Percentage in the Company by a new or existing Person in consideration of a Capital Contribution of more than a de minimis amount; 2) the distribution by the Company to a Person of more than a de minimis amount of property (other than cash) as consideration for all or a part of such Person’s Ownership Percentage in the Company; 3) the grant to a service provider of any Ownership Percentage; 4) the issuance by the Company of a noncompensatory option; and 5) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, that an adjustment pursuant to clauses (1), (2), (3), or (4) above need not be made if the Board reasonably determines that such adjustment is not necessary or appropriate to reflect the relative economic interests of the Members and that the absence of such adjustment does not adversely and disproportionately affect any such Members; (iv) the Book Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted tax basis of such Company asset pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this paragraph (iv) to the extent that an adjustment pursuant to paragraph (iii) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv); and (v) if the Book Value of a Company asset has been determined pursuant to paragraph (i) or adjusted pursuant to paragraphs (iii) or (iv) above, such Book Value shall thereafter be adjusted to reflect the Book Depreciation taken into account with respect to such Company asset for purposes of computing Net Income and Net Losses. (m) “Book Depreciation” means, with respect to any Company asset for each Fiscal Year, the Company’s depreciation, amortization, or other cost recovery deductions determined for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted tax basis at the beginning of such Fiscal Year, Book Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Book Value of the asset is positive, Book Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the Board in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3). (n) “Capital Account” means the capital accounts required to be maintained by the Company as described in Section 8.4.

Page 8 of 34 (o) “Capital Contribution” means the capital, whether cash and cash equivalents or property valued at its Fair Market Value, contributed by a Member to the capital of the Company for the purchase of any Units of the Company. (p) “Chairman” has the meaning set forth in Section 6.2(c). (q) “Change of Control” means: (i) the sale of all or substantially all of the assets of the Company, (ii) a sale resulting in more than a majority of the then currently outstanding voting Units of the Company being held by persons other than the Members; or (iii) a merger, consolidation, recapitalization or reorganization of the Company with and into any Person where after the consummation of such transaction, the Members of the Company are unable to elect a majority of the Governors (or the board of directors or its equivalent) of the resulting Person or its parent company. (r) “Class A Members” if referenced singularly, means any Member who holds Class A Units and, if referenced in the plural, all Members who hold Class A Units. A Class A Member includes any such Class A Members’ representative in the event of death, incapacity or liquidation of such Class A Member. (s) “Class A Units” means the class of Units of the Company that have the rights and privileges set forth in this Agreement attributed to the Class A Units. (t) “Class B Members” if referenced singularly, means any Member who holds Class B Units and, if referenced in the plural, all Members who hold Class B Units. A Class B Member includes any such Class B Members’ representative in the event of death, incapacity or liquidation of such Class B Member. (u) “Class B Units” means the class of Units of the Company that have the rights and privileges set forth in this Agreement attributed to the Class B Units. (v) “Class C Member” if referenced singularly, means any Member who holds Class C Units and, if referenced in the plural, all Members who hold Class C Units. A Class C Member includes any such Class C Members’ representative in the event of death, incapacity or liquidation of such Class C Member. (w) “Class C Units” means the class of Units of the Company that have the rights and privileges set forth in this Agreement attributed to the Class C Units. (x) “Code” means the Internal Revenue Code of 1986 or corresponding provisions of subsequent superseding federal revenue laws. All references to a section of the Code shall mean and include any subsequent or replacement of such section. (y) “Company” means South 8 Energy, LLC (f/k/a Red Trail Energy, LLC), a North Dakota limited liability company. (z) “Control” including the terms “controlled by” and “under common control with” means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract, or otherwise. (aa) “Current Member Control Agreement” has the meaning given to it in the Preamble. (bb) “Discount Price” means a purchase price of 80% of the average price per Unit for the Class A Units, Class B Units or Class C Units, as applicable, over the previous six (6) months from the date of redemption, as determined by the Board in their sole discretion. (cc) “Dissolution Event” has the meaning in Section 15.1(a).

Page 9 of 34 (dd) “Effective Date” has the meaning set forth in the introductory paragraph to this Agreement. (ee) “Fair Market Value” of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s length transaction, as determined in good faith by the Board in its reasonable business judgment. (ff) “First Amendment to the A&R Member Control Agreement” has the meaning set forth in the Preamble. (gg) “Fiscal Year” means the Company’s fiscal year, which is as determined by the Board of Governors from time to time. (hh) “Governor” means one or more Governors who is a member of the Board, elected by the Class A and Class B Members pursuant to this Agreement and the Act. References to a Governor in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural of the masculine or feminine reference. (ii) “Interests” means an interest in the Company owned by a Member, including all benefits to which such Member may be entitled as provided in this Agreement. Interests are denominated as Units in this Agreement. (jj) “Joinder Agreement” means an agreement through which a Person agrees to become a party to and be bound by this Agreement, substantially in the form of Exhibit A attached hereto. (kk) “Member(s)” means each of the Persons who own Units which are recorded on the books of the Company and have been admitted as Members, Additional Members, or Substitute Members in accordance with Section 12. (ll) “Member Meeting Demand” has the meaning set forth in Section 5.4. (mm) “Member Nomination Notice” has the meaning set forth in Section 5.13. (nn) “Net Income or Net Loss” means, for each Fiscal Year or other period specified in this Agreement, an amount equal to the Company’s taxable income or taxable loss, or particular items thereof, determined in accordance with Code Section 703(a) (where, for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or taxable loss), but with the following adjustments: (i) any income realized by the Company that is exempt from federal income taxation, as described in Code Section 705(a)(1)(B), shall be added to such taxable income or taxable loss, notwithstanding that such income is not includable in gross income; (ii) any expenditures of the Company described in Code Section 705(a)(2)(B), including any items treated under Treasury Regulations Section 1.704-1(b)(2)(iv)(i) as items described in Code Section 705(a)(2)(B), shall be subtracted from such taxable income or taxable loss, notwithstanding that such expenditures are not deductible for federal income tax purposes; (iii) any gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property so disposed, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

Page 10 of 34 (iv) any items of depreciation, amortization, and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted tax basis shall be computed by reference to the property’s Book Value (as adjusted for Book Depreciation) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g); (v) if the Book Value of any Company property is adjusted as provided in the definition of Book Value in Section 1.1(l), then the amount of such adjustment shall be treated as an item of gain or loss and included in the computation of such taxable income or taxable loss; and (vi) to the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis). (oo) “Old ND LLC Act” has the meaning given to it in the Preamble. (pp) “Original Member Control Agreement” has the meaning given to it in the Preamble. (qq) “Original Operating Agreement” has the meaning given to it in the Preamble. (rr) “Ownership Percentage” means with respect to any Member, the percentage of ownership of a Member determined by taking the total Units held by such Member divided by the total number of outstanding Units. Co-relative terms such as “Class A Ownership Percentage”, “Class B Ownership Percentage” or “Class C Ownership Percentage” shall mean the percentage of ownership of Units relative to such class of Member, comparative to all other Members of such class, determined by dividing the total number of Units of such Class held by such Member divided by the total number of outstanding Units of such Class. (ss) “Partnership Representative” has the meaning set forth in Section 10.3(a). (tt) “Person” includes an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, foreign corporation, cooperative, custodian, trustee, executor, administrator, nominee or entity in a representative capacity. (uu) “Pre-Reclassification Unit” means the Class A Units of the Company that were outstanding before the Reclassification Date and held by the members. (vv) “Reclassification Date” means the date that the Board of Governors implements the reclassification of the Units, within their sole discretion. (ww) “Regulatory Allocations” has the meaning set forth in Section 9.3(h). (xx) “Reserves” means, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Board of Governors for working capital, to pay taxes, insurance, debt service, or other costs or expenses incident to the ownership or operation of the Company’s business, and to provide for future acquisitions or other investments. (yy) “SEC” means the Securities Exchange Commission.

Page 11 of 34 (zz) “Substitute Member” means any Person who or which was Transferred Units by a Member in accordance with Section 11 and was subsequently admitted as a Member by the Board of Governors pursuant to Section 12. (aaa) “Taxing Authority” means any federal, state, local, or foreign taxing authority. (bbb) “Transfer” means any sale, transfer, gift, assignment, testamentary disposition or any other transaction where Units are transferred from one Person to another. “Transfer” shall also include the mortgage, pledge or grant of a security interest on any Units. The terms “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have correlative meanings. (ccc) “Transferee” has the meaning set forth in Section 11.2. (ddd) “Transferor” has the meaning set forth in Section 11.2. (eee) “Treasury Regulations” means the Income Tax Regulations, including temporary regulations, promulgated under the Code, as amended from time to time. (fff) “Units” means a unit representing a fractional part of Interests of the Members. There are three (3) classes of Units authorized under this Agreement: (i) the Class A Units, the Class B Units and the Class C Units. Unless a specific class is referenced, references to “Units” shall mean all classes of Units, collectively and to Pre-Reclassification Units when describing the fractional part of Interest of the Members before the Reclassification Date. Section 2 SCOPE AND EFFECT OF AGREEMENT; ORGANIZATION 2.1 Operating Agreement. This Agreement shall constitute an “Operating Agreement” under §10-32.1-13 of the Act. To the maximum extent permitted by the Act, this Agreement will govern and control if any term or condition of this Agreement, or any right or obligation of any Member, Governor, Additional Member, Substitute Member, Transferee, or the Company under this Agreement, conflicts with any term, condition, right or obligation under the Act. This Operating Agreement is the only operating agreement of the Company. 2.2 Prior Agreements. This Agreement revokes and replaces in full all prior agreements between the Company, the Members and the Board concerning the subject matters described herein, including but not limited to, the A&R Operating Agreement and the Current Member Control Agreement. 2.3 Parties Subject to Agreement. This Agreement shall be binding on and inure to the benefit of the Company; each Member and their heirs, legal representatives, successors and assigns, and each Person owning a Unit; and their respective heirs, legal representatives, successors and assigns. This Agreement is enforceable by and against Persons who are parties to this Agreement. 2.4 Units Subject to Agreement. This Agreement shall apply to all Units of the Company, regardless of class, which are now owned or hereafter acquired by or on behalf of any Person, whether by purchase, dividend, split or other recapitalization, gift, devise or any other means whatsoever. 2.5 Formation. The Company was formed as a North Dakota limited liability company by the filing of the Articles of Organization with the office of the North Dakota Secretary of State on July 16, 2003. 2.6 Name. The name of the Company was previously “Red Trail Energy, LLC” but is now “South 8 Energy, LLC.” The Board of Governors shall have the ability to amend the Articles of

Page 12 of 34 Organization of the Company to change the name of the Company from “South 8 Energy, LLC” to any other name in compliance with applicable law without the consent of the Members. 2.7 Term. The duration of the Company shall be perpetual, unless the Company is earlier dissolved in accordance with the provisions of this Agreement or the Act. Section 3 OFFICES 3.1 Principal Office(s). The principal office of the Company shall be at such place as the Board of Governors may designate from time to time, which need not be in the State of North Dakota. The Company shall maintain records at such principal office as required by the Act. The Company may have such other offices as the Board of Governors may designate from time to time. 3.2 Registered Office and Registered Agent. The registered office of the Company required by the Act to be maintained in the State of North Dakota shall be the office of the registered agent on file with the Secretary of State of North Dakota, as changed from time to time, or such other office (which need not be a place of business of the Company) as the Board of Governors may designate from time to time in the manner provided by the Act. The registered agent of the Company in the State of North Dakota shall be the Person as the Board of Governors may designate from time to time in the manner provided by the Act. Section 4 MEMBERS 4.1 Reclassification of Units. Effective as of the Reclassification Date, there shall be three (3) classes of Units: Class A Units, Class B Units and Class C Units. There shall be no fractional Units. Soley through the adoption of this Agreement and the Board’s decision to implement the reclassification, as of the Reclassification Date: (a) Class A Units. Each Pre-Reclassification Unit outstanding immediately prior to the Reclassification Date, owned by a Member who is the holder of record of 50,000 or more Pre- Reclassification Units, shall continue to be Class A Units, with the new voting rights, preferences, limitations and restrictions set forth in this Agreement. (b) Class B Units. Each Pre-Reclassification Unit outstanding immediately prior to the Reclassification Date, owned by a Member who is the holder of record of at least 10,001 but no more than 49,999 Pre-Reclassification Units, shall be reclassified as a Class B Unit, with the new voting rights, preferences, limitations and restrictions set forth in this Agreement. (c) Class C Units. Each Pre-Reclassification Unit outstanding immediately prior to the Reclassification Date, who is the holder of record of 10,000 or less Pre-Reclassification Units, shall be reclassified as a Class C Unit, with the new voting rights, preferences, limitations and restrictions set forth in this Agreement. (d) Reclassification Fixed. All Units which were reclassified pursuant to the provisions of this Section 4.1 shall retain such classification, even if a Member acquires enough Units after the Reclassification Date which would have changed their class of Units on such Reclassification Date. 4.2 Voting Rights of Units. The Units will have limited voting rights under this Agreement. Each Member will have one (1) vote per Unit on each matter which they are entitled to vote, except as described in Section 4.2(a) below (election of Governors). The Members will only have a right to vote on the matters stated below in the manner stated below:

Page 13 of 34 (a) Election of any Governors to the Board of Governors. The election of any Governors to the Board of Governors will only require the vote of the Members who hold the Class A Units and the Class B Units. Each such Class A Member and Class B Member shall be entitled to utilize cumulative voting for the election of any Governor. Cumulative voting allows each Class A Member and Class B Member the number of votes for each Unit that they own multiplied by the number of Governors to be elected. For example, if there are three (3) nominees for Governors up for election, but only two (2) Governor positions open, each Class A Member and Class B Member would have two (2) votes for each Unit that they own, rather than just one (1). Each Class A Member and Class B Member may allocate all of their votes to any nominee that they choose, including allocating all of their votes to a single nominee or among all three (3) nominees. The two (2) nominees who received the most votes would receive the Governor position. If a Member votes without designating a proportion of their Units for a particular matter, such Member will be deemed to have voted all of their Units equally between each nominee. (b) Removal of any Governors to the Board of Governors. The removal of any Governor would require the affirmative vote of the Members holding a majority of the Class A and Class B Units, voting as a single class, present at a duly called meeting where a quorum was present. The Class A and Class B Units would not be entitled to utilize cumulative voting for the removal of any Governor. (c) Voluntary Dissolution of the Company. A voluntary dissolution of the Company shall require the affirmative vote of the Members who hold a majority of the Class A Units, the Class B Units and the Class C Units, voting together as a single class. (d) Amendments to the Agreement. Any amendments to this Agreement will require the affirmative vote of the Members who hold a majority of the Class A Units. However, if any such amendments would affect the Class B Members or Class C Units uniquely as a separate class or remove their limited liability, such amendment would require the affirmative vote of the Members who hold a majority of the Class A Units and the Class(es) of such affected Units, voting as a single class. Further, if any such amendment would change the portion of distributions or allocation of profits or losses to be received by any classes of Units as described in this Second Amended and Restated Operating Agreement (other than the issuance of additional units under Section 4.3), such amendment would require the affirmative vote of the Members who hold at least seventy five percent (75%) of all outstanding Units. (e) Other Matters Brought before the Members. Any other matters brought before the Members by the Board of Governors, including any Change in Control of the Company, in order to be approved by the Members, shall require the affirmative vote of the Members who hold a majority of the Class A Units unless additional votes are required by applicable law which cannot be waved by this Agreement. Any such approval by the holders of the Class A Units in accordance with the previous sentence shall be binding on all Members and Persons holding Units. 4.3 Additional Units. Additional classes of Units with similar or different rights than the Class A, Class B or Class C Units may be created and issued to existing Members or Additional Members on such terms and conditions as the Board of Governors may determine at the time of admission. If the Board of Governors issues additional Units, the Board of Governors must specify the terms of admission or issuance, including the amount of Capital Contributions required for the granting of such Units. The Board of Governors shall also establish a price in money or other consideration, or a minimum price, or a general formula or method by which the price of such Units shall be determined. There is no limitation on the number of Units that may be issued by the Board. The Members of the Company will not have any right

Page 14 of 34 to vote on or to oppose such issuance of any additional Units. If the Board issues Units to a Person who is already a Member, such Person shall continue to be a Member and such Member and such new Units shall continue to be bound by this Agreement automatically. If the Board issues Units to a Person who is not already a Member, the Board and such Person must follow the provisions set forth in Section 12.1 to admit such Person as an Additional Member. 4.4 Lack of Authority. No Member, other than a Member acting in his or her capacity as an officer of the Company, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company, except with the prior consent of the Board of Governors. 4.5 Unit Dividends and Splits. The Board shall have the authority to declare and affect any dividend or split of any class or all classes of Units. The Board may affect a forward or reverse split of Units. 4.6 Preemptive Rights; Redemption Rights. No Member has any preemptive rights to purchase or acquire any new Units issued by the Company, nor does any Member have any right to require the Company to redeem their Units at any time. Nothing in this Agreement shall limit the right of the Company to grant, by contract or otherwise, preemptive or first refusal rights to one or more Members. 4.7 Information Rights of Members. In addition to the other rights specifically set forth in this Agreement, each Member is entitled to all information to which that Member is entitled to have access to pursuant to the Act under the circumstances and subject to the conditions therein stated. The Members agree, however, that, except as otherwise provided by law, the Board of Governors from time to time may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, properties and financial condition of the Company should be kept confidential and not provided to some or all other Members, and that it is not just or reasonable for those Members or their assignees or representatives to examine or copy any such confidential information. 4.8 Limitation of Liability. Except as otherwise expressly agreed in writing or required by law, no Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court. 4.9 Waiver of Dissenters or Appraisal Rights. Each Member hereby waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’, appraisal, or similar rights with respect to any transaction of the Company. Section 5 MEMBER MEETINGS 5.1 Place of Meeting. Each meeting of the Members shall be held at the principal executive office of the Company or at such other place as may be designated by the Board of Governors or the Chief Executive Officer. 5.2 Annual Meeting. The Company shall not be required to hold an annual meeting of the Members, however the Company may hold special meetings of the Members or meetings of the Members upon demand of the Members in accordance with Sections 5.3 or 5.4. Failure to hold an annual meeting shall not be grounds for dissolution of the Company. 5.3 Special Meetings Called by CEO or Board. Special meetings of the Members may be called for any purpose or purposes at any time by (i) the Chief Executive Officer or (ii) the Board of

Page 15 of 34 Governors, provided that, such persons calling the meeting abide by Section 5.6. Special meetings of the Members may also be called by the Members, in accordance with Section 5.4, below. 5.4 Special Meetings Held Upon Member Demand. The Members holding at least thirty percent (30%) of all Units shall be entitled to call a special meeting of the Members, provided that such Members sign and send a written demand to the Chief Executive Officer, which contains: (a) the name and signature of each Member demanding the meeting, (b) the amount and class of Units owned by each Member, (c) a description of the business to be proposed at such meeting and (d) any material interest of any of the Members demanding the meeting to the proposed business as described pursuant to subsection (c) (the “Member Meeting Demand”). After receipt of a duly executed Member Meeting Demand, the Chief Executive Officer shall inform the Board of such Member Meeting Demand and it shall be the duty of the Board of Governors to call a meeting of the Members to be held no later than one hundred and twenty (120) days after receipt of such Member Meeting Demand, if the Board determines, within their sole discretion, that such business to be proposed at such meeting would be in the best interests of the Company. If the Board fails to cause such meeting to be called but have determined that such business to be proposed at such meeting would be in the best interests of the Company, the Members who sent the Member Meeting Demand may call the meeting by giving notice as provided in Section 5.6 at the expense of the Company. For the avoidance of doubt, any Governor election for any nominee approved by the Board (or any standing nominating committee appointed by the Board) in accordance with Section 5.13 shall constitute business that would be in the best interests of the Company. The Chairman may, if the facts warrant, determine and declare at any meeting that any business brought before a meeting was not properly brought in compliance with this Section and if the Chairman so declares then, any actions by the Members concerning such business shall be void. 5.5 Telephonic Meeting. Members may participate in any meeting of the Members by any means of remote communication if all Persons participating in such meeting can hear one another for the entire meeting. Participating in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a Member participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. 5.6 Notice of Meeting. Notice must be given for each special meeting to each Member entitled to vote on the matters to be presented at such meeting, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called. Such notice must be given in writing (including via email or electronic delivery) unless oral notice is reasonable under the circumstance and such notice must be given not less than ten (10) or more than fifty (50) days before the date of the meeting. If mailed, the notice will be deemed to be delivered when deposited in the United States mail, addressed to the Member’s address as it appears on the records of the Company. If a meeting is called for the purpose of voting on any of the events described in Section 4.2, the notice must state so and provide a summary of such matters. The business transacted at a special meeting of the members is limited to the purposes stated in the notice of the meeting. The Chairman may, if the facts warrant, determine and declare at any meeting that such meeting was not properly brought or noticed and, if the Chairman so declares that a meeting was not properly brought or noticed, any actions taken at such meeting shall be void. 5.7 Voting Representative. Each Member that is not a natural person shall designate in writing an authorized voting representative to cast such Member’s vote. A Member may change the voting representative at any time by written notice to the Company. Whenever this Agreement allows for or requires Member consent to an action, the authorized voting representative of each Member shall grant or

Page 16 of 34 withhold such consent on behalf of such Member. The voting representative shall represent the Member in all Company business and shall be eligible to serve as a Governor. 5.8 Proxies. At any meeting of the Members, a Member may vote by a proxy executed in writing by the Member or by such Member’s duly authorized attorney-in-fact. Such proxy shall be filed with the Board of the Company before or at the time of the meeting. A proxy may be submitted via mail to the Company or by any means of electronic transmission to the Company. Any copy, facsimile, telecommunication, .PDF document or other reproduction of an original proxy may be used in lieu of the original provided that it is a complete and legible reproduction of the original. 5.9 Quorum. Generally, Members holding at least a majority of all of the Units entitled to vote on the matters brought before a Member meeting shall be a quorum for the transaction of business at such meeting, unless a larger proportion is provided in the Articles of Organization or this Agreement. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of Members holding that number of Units whose absence would cause loss of a quorum. 5.10 Adjournments. Any meeting of the Members may be adjourned from time to time to another date, time and place by declaration of the Chief Executive Officer. If any meeting of the Members is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place of the new meeting are announced at the time of adjournment. Any votes by proxy which were submitted at a meeting of the Members which was adjourned shall continue to be valid at the new meeting of the Members unless subsequently revoked by the Member submitting such proxy before the beginning of the new meeting. 5.11 Requirements for Member Approval. For each matter brought to the Members as contemplated by Section 4.2, such matters will require the approval of the Members as stated therein. 5.12 Action Without a Meeting. Unless otherwise provided by law, any action required to be taken at a meeting of the Members, or any other action which may be taken at a meeting of the Members, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed (electronically or otherwise) by the Members required to have approved such action at a duly called meeting of the Members, where all of the Members entitled to vote on such matter, are represented. 5.13 Nomination of Governors. Only individuals who are nominated in accordance with the procedures set forth in this Agreement shall be eligible to serve as a Governor. Nominations of persons for election to the Board of Governors must be made: (a) by the Board of Governors or (b) by any Member or group of Members who owns at least ten percent (10%) of the Class A and Class B Units (calculated as a single class). Eligible Class A or Class B Members who wish to nominate an individual for a Governor position must send a Member Nomination Notice (as defined below) to the Secretary of the Company with attention to the Board of Governors. Such notice must set forth: (a) the name and address of the Class A or Class B Member(s) who are making the nomination, (b) the name, age, business address, and if known, the residence address of each individual being nominated, (c) the principal occupation of the nominee for the preceding five (5) years and (d) the written consent of each person so proposed to serve as a Governor, if nominated, and elected as a Governor (the “Member Nomination Notice”). At the request of the Board, or any nominating committee of the Board, if such committee is standing, any nominees must furnish to the Secretary, that information required to be set forth in a Member Nomination Notice. The Board, or any nominating committee of the Board, if the facts warrant, will determine and declare at any meeting of the Members where there is an election of Governors, that any such nomination was not made in accordance

Page 17 of 34 with this Section, and if they should so determine, such nomination shall be disregarded. Nomination of a nominee by a Member or Members pursuant to this Section for a Governor position does not guarantee that such nominee will be eligible to be elected for a Governor position until such nominee is also approved by the Board, or any nominating committee of the Board, if such a committee is standing. If a nominee is approved by the Board, or any nominating committee of the Board, if such a committee is standing, such nominee shall be eligible for election at the next Special Meeting of the Members. 5.14 Record Date. For the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Persons entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the Board of Governors may provide that the record transfer books of the Company shall be closed for a stated period. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for a period immediately preceding such meeting. In lieu of closing the record books, the Board of Governors may fix in advance a date as the record date for any such determination of such Persons, such date in any case to be not more than 60 days and in the case of a meeting of Members, not less than 10 days prior to the date of which the particular action requiring such determination of Members is to be taken. If the record books are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting, the date on which notice of the meeting is provided shall be the record date for such determination of Members. If the record books are not closed and no record date is fixed for the determination of Members entitled to any distributions declared by the Board, then the date of the resolution declaring the distribution adopted by the Board shall be the record date. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof. 5.15 Waiver of Notice. A Member may waive notice of the date, time, place and purpose or purposes of a meeting of the Members. A waiver of notice by a Member entitled to notice is effective whether given before, or after the notice of that meeting, and whether given in writing, orally, or by attendance. Attendance by a Member at a meeting constitutes a waiver of notice of that meeting, unless that Member objects at the beginning of the meeting to the transactions of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting. 5.16 Activities with the Company. Any Member or Affiliate may be retained or engaged by the Company and may receive compensation for services provided to the Company with the consent of the Board of Governors. Neither the Company nor any of the Members shall have any rights to such compensation earned by such Member or Affiliate. 5.17 Statement of Units. At the request of any Member, the Company shall state in writing, the particular Units owned by such Member as of the date that the Company makes such statement. Such statement must describe such Member’s class of Units, rights to vote, to share in profits and losses, share in distributions or any assignment of the Member’s rights then in effect. Section 6 MANAGEMENT; BOARD OF GOVERNORS 6.1 Management. The business and affairs of the Company shall be managed by the Board of Governors, except for situations in which the approval of the Members is expressly required by Section 4.2 or by nonwaivable provisions of the Act. For the purposes of §10-32.1-39 of the Act, the Company shall

Page 18 of 34 be “board-managed”. A Governor does not need to be a Member of the Company. The Board of Governors, acting as a group, shall have full and complete authority, power, and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business, including, but in no way limited to: (a) To manage, supervise and conduct the day-to-day affairs of the Company. (b) To direct the expenditure of the capital and profits of the Company in furtherance of the Company’s purposes. (c) To direct the investment of Company funds in any manner deemed appropriate or convenient by the Board of Governors to be in the best interests of the Company. (d) To enter into operating agreements, joint participations, joint ventures, and partnerships with others containing such terms, provisions and conditions as the Board of Governors shall approve. (e) To cause the Company to borrow money from banks and other lending institutions for any Company purpose and in connection therewith to mortgage, grant a security interest in or hypothecate all of the assets of the Company. (f) To sell, dispose, abandon, trade or exchange any assets of the Company (but not a sale, disposition, abandonment, trade, or exchange of all or any substantial portion of the Company’s assets), upon such terms and conditions and for such consideration as the Board of Governors deems appropriate. (g) To enter into agreements and contracts with any Member or an Affiliate of any Member and to give receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto as the Board of Governors may deem advisable or appropriate; provided, however, that any such agreement or contract shall be on terms as favorable to the Company as could be obtained from any third party. (h) To make distributions in accordance with and subject to the limitations set forth in this Agreement. (i) To amend the Articles of Organization of the Company to change the name of the Company to any name in compliance with the Act without the consent of the Members. (j) Governors as Managers. References to the “Governors” shall have the same meaning as “Managers” of the Company as described in the New ND LLC Act. The Governors shall have the same powers, rights and responsibilities as the New ND LLC Act requires of “Managers” of a limited liability company and as described in this Agreement, however, to the extent that this Agreement conflicts with the New ND LLC Act with respect to such powers, rights and responsibilities, this Agreement shall control, unless prohibited by the Act. 6.2 Number, Election, Tenure, and Qualifications. (a) Number & Election. The number of Governors on the Board of Governors shall be set from time to time as the then current Board of Governors agrees, however must include at least one (1) Governor. The number of Governors on the Board of Governors as of the Effective Date is set at seven (7). The Governors shall be elected by the Class A and Class B Members, voting as a single class as described in Section 4.2(a).

Page 19 of 34 (b) Tenure & Qualifications. Each Governor currently on the Board of Governors as of the Effective Date shall serve as a Governor until their earlier resignation, death or removal. The Members at a meeting of the Members called for that purpose, will elect Governors for which there is a vacancy position on the Board (provided that the Board of Governors has not decreased the number of Governors in accordance with Section 6.2(a) and 6.5 to eliminate such vacancy). (c) Chairman of the Board. The Board of Governors shall elect one of its members to be its chair (the “Chairman”) and shall fill any vacancy in the position of Chairman at such time and in such manner as the Board of Governors shall determine. The Chairman shall preside at all meetings of the Board of Governors and the Members. The Chairman shall perform any duties and services as assigned to him or her by the Board of Governors. 6.3 Removal. Governors may be removed for any reason with the approval of Class A and Class B Members in accordance with Section 4.2(b). The notice calling such meeting of the Class A and Class B Members shall state the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal by the Members may be filled at such meeting in accordance with Section 4.2(a) and if such vacancy is not filled by the Members, then such vacancy may be filled by the Board of Governors in accordance with Section 6.5. 6.4 Resignations. Any Governor may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, then at the time of its receipt by the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. 6.5 Vacancies. Once there is a vacancy on the Board of Governors, the remaining Governors may elect to keep such position available for a new Governor, or act to reduce the number of Governor positions available in accordance with Section 6.2(a). Any vacancy occurring on the Board may be filled by appointment through the affirmative vote of a majority of the remaining Board of Governors (not counting for any purpose the vote of a Governor which has been removed). A Governor appointed by the Board of Governors to fill a vacancy shall serve until the next meeting of Members held for the purpose of electing Governors, at which time, the Class A Members and the Class B Members shall elect a new Governor in accordance with Section 4.2(a). 6.6 Place of Meetings; Telephonic Meetings. Each meeting of the Board of Governors shall be held at the principal executive office of the Company or at any other place as may be designated from time to time by a majority of the Governors or the Chief Executive Officer. A meeting may be held by electronic or telephone conference among the Governors using any means of communication through which the Governors may simultaneously hear and speak to each other during such meeting. 6.7 Regular Meetings. Regular meetings of the Board of Governors shall be held periodically, as established by the Board. 6.8 Special Meetings. Special meetings of the Board of Governors may be called for any purpose or purposes at any time by the Chief Executive Officer or at least two (2) Governors by fixing the date, time and place of the meeting and causing notice of the meeting to be given to the entire Board at least two (2) days before the date of such meeting. Such notice must state the purpose of the meeting and may be sent through mail or through any other means of electronic transmission (email suffices). Oral notice may also constitute notice of a special meeting if the facts indicate that such notice was reasonable.

Page 20 of 34 6.9 Waiver of Notice; Previously Scheduled Meetings. (a) A Governor of the Company may waive notice of the date, time and place of a meeting of the Board by giving such waiver before, at or after such meeting in writing, orally or simply by attendance at such meeting. Attendance by a Governor at a meeting constitutes waiver of the notice of such meeting unless such Governor objects at the beginning of the meeting to the transaction of business because the meeting was not lawfully convened and thereafter does not participate in the meeting. (b) If the day or date, time and place of a meeting of the Board has been provided herein or announced at a previous Board meeting, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the preceding meeting at which adjournment is taken of the date, time and place at which such meeting will be reconvened. 6.10 Quorum. A majority of the Governors currently holding office shall be necessary to constitute a quorum for the transaction of business at any meeting of the Governors. In the absence of a quorum, the majority of the Governors then present may adjourn a meeting to a later date without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the Governors may transact business until adjournment, even though the withdrawal of a number of the Governors originally present leaves less than the required number of Governors for a quorum. 6.11 Requirements for Board Approval. For each matter brought to the Board at a meeting of the Board, the affirmative vote of a majority of the Governors present at such meeting where a quorum is met shall constitute the approval of the Board. For the avoidance of doubt, the Board of Governors may not cause the Company to take any action set forth in Section 4.2 without first obtaining the required approval of the Members as described therein. 6.12 Absent Governors. A Governor of the Company may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the Governor is not present a meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Governor has consented or objected. 6.13 Action Without a Meeting. Any action required or permitted to be taken by the Governors may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by the number of Governors required to have approved such actions at a duly called meeting of the Board where all of the members of the Board were present. However, in the case of removal of a Governor pursuant to Section 6.3, such written action need only be signed by the remaining Governors approving the removal. Further, in the case of an election to fill a vacancy due to the removal of a Governor pursuant to Section 6.5, any such written action need only be signed by the Governors required to approve such election pursuant to Section 6.5. 6.14 Actions by Governors; Committees, Delegation of Authority; Duties. (a) In managing the business and affairs of the Company and in exercising its powers, the Board of Governors shall act: (i) collectively through meetings and written consents consistent with this Agreement; (ii) through committees pursuant to Section 6.14(b); and (iii) through officers to whom authority and duties have been delegated by the Board of Governors pursuant to Section 7.

Page 21 of 34 (b) The Board of Governors may, from time to time, designate one or more committees, including but not limited to, an audit committee, a compensation committee, a nominating committee and a risk management committee, each of which shall be comprised of one or more members of the Board of Governors, one or more Members of the Company, and/or one or more non-members of the Board of Governors or of the Company. Any such committee may exercise such authority as is designated by the Board of Governors, subject to limitations set forth in the Act. At every meeting of such committee, unless otherwise provided by the Board of Governors, the presence of a majority of all the committee members shall constitute a quorum, and the affirmative vote of the majority of the committee members present shall be necessary for the adoption of any resolution or recommendation of any action. The Board of Governors may dissolve any committee at any time. 6.15 Approval or Ratification of Acts or Contracts. The Board of Governors, in its discretion, may submit any act or contract for approval or ratification at any meeting of the Members called for the purpose of considering any such act or contract. Any act or contract that is so approved or ratified by the Members holding a majority of the Class A Units, shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company, however, if such act or contract pertains to the actions described in Sections 4.2(a), 4.2(c) or 4.2(d) such approval or ratification shall require the affirmative vote of the Members as described therein in order to be approved or ratified. 6.16 Duty to Company; Business Opportunities. The Governors shall not be required to manage the Company as their sole and exclusive function, and they may have other business interests and may engage in other activities in addition to those relating to the Company. 6.17 Compensation, Reimbursement. The Board of Governors may establish reasonable compensation for all Governors for services to the Company as Governors, officers, managers or otherwise. By resolution of the Board of Governors, the Governors may be paid their expenses, if any, of attendance at each meeting of the Board of Governors and incurred in action on behalf of the Company. The Board of Governors may delegate this task to a compensation committee. Section 7 OFFICERS 7.1 Officers. The officers of the Company shall be a Chief Executive Officer, a Chief Financial Officer, one or more vice-presidents, and a Secretary, each of whom shall be appointed by the Board of Governors. Such other officers and assistant officers may be appointed by the Board of Governors as may be deemed necessary, including any vice-presidents. If specifically authorized by the Board of Governors, an officer may appoint one or more officers or assistant officers for the Company. The same individual may simultaneously hold more than one office in the Company. A Person does not need to be a member of the Board of Governors nor a Member of the Company to serve as an officer of the Company. Vacancies may be filled or new offices created and filled at any Board of Governors’ meeting or the Board of Governors may delegate the appointment of filling such vacancies to the Chief Executive Officer. Appointment of an officer or agent shall not in itself create contract rights. 7.2 Appointment and Term of Office. The officers of the Company shall be appointed by the Board of Governors and shall hold office until the officer’s successor shall have been duly appointed, until the officer’s death, or until the officer shall resign or shall have been removed in the manner provided in Section 7.3. The designation of a specified term does not grant the officer any contract rights.

Page 22 of 34 The Board of Governors can remove any officer at any time prior to the termination of such term, and the officer shall be employed “at will,” unless otherwise provided by a signed contract with the Company. 7.3 Removal. Any officer or agent of the Company may be removed by a vote of the Board of Governors at any time, with or without cause, unless otherwise provided by a signed contract with the Company. 7.4 The Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Company. The Chief Executive Officer shall, when present, preside at all meetings of the Members and of the Board of Governors and shall have the power to see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall manage the day to day affairs of the Company, perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Governors from time to time. 7.5 The Chief Financial Officer. The Chief Financial Officer shall be the principal financial and accounting officer of the Company. The Chief Financial Officer shall: (a) Have charge and custody of and be responsible for all funds and securities of the Company; (b) Keep accurate financial records for the Company; (c) Endorse for deposit all notes, checks and drafts received by the Company as ordered by the Board, making proper vouchers therefor; (d) Disperse Company funds and issue checks and drafts in the name of the Company, as ordered by the Board; (e) Shall render to the Chief Executive Officer and the Board, whenever requested, an account of such transactions noted by the Chief Financial Officer and of the financial condition of the Company; (f) Receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies, or other depositaries as shall be selected by the Board of Governors; and (g) In general, perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Board of Governors. 7.6 The Vice-President. If appointed, in the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s death, inability or refusal to act, the Vice-President, or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. If there is no Vice-President, then any member of the Board of Governors elected by the Board shall perform such duties of the Chief Executive Officer. 7.7 The Secretary. The Secretary shall: (a) Keep the minutes of the proceedings of the Members and of the Board of Governors in one or more books provided for that purpose;

Page 23 of 34 (b) See that all notices are duly given in accordance with the provisions of this Agreement or as required by law; (c) Be the custodian of the Company records; (d) When requested or required, authenticate any records of the Company; (e) Keep a register of the mailing address of each Member which shall be furnished to the Secretary by such Member; (f) Have general charge of the Unit transfer books of the Company; and (g) In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or by the Board of Governors. 7.8 Salaries. The salaries of all officers of the Company shall be fixed by the Board of Governors or by a compensation committee of the Board of Governors. 7.9 Insurance. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity with the Company against any liability asserted against and incurred by such Person in or arising from such capacity with the Company, whether or not the Company would be required to indemnify such Person against the liability. Section 8 CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS 8.1 Capital Contribution. The initial Capital Contribution of each Member and the number of Units issued to each Member is contained within the books of the Company. No subsequent Capital Contributions shall be required of any Member. No Member shall be obligated to make additional Capital Contributions, other than any unpaid amounts on that Member’s initial Capital Contribution. Units shall not be subject to mandatory calls or demands for capital. 8.2 Interest on and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution or to a return of its Capital Contribution. 8.3 Loans by Members. Loans by Members to the Company shall not be Capital Contributions to the Company nor shall loans be credited to the Capital Account of the lending Member or entitle such lending Member to any increase in such Member’s share of the Company’s profits or of the distributions of the Company or subject such Member to any greater proportion of the losses which the Company may sustain. Loans in accordance with the foregoing sentence shall be a debt due from the Company to such lending Member and shall be, together with accrued interest thereon, reimbursed to the Member making such loan prior to any distribution to the Members in connection with the dissolution of the Company. 8.4 Capital Accounts. (a) A separate Capital Account shall be established and maintained for each Member in accordance with Section 704(b) of the Code and applicable Treasury Regulations. Each Member’s Capital Account shall be increased and decreased as follows: (i) Each Member’s Capital Account shall be increased by: (i) the amount of the initial Capital Contribution made by such Member, (ii) the amount of any additional Capital

Page 24 of 34 Contributions made by such Member, (iii) any Net Income or other item of income or gain allocated to such Member pursuant to Section 9, (iv) any liabilities of the Company that are assumed by such Member or secured by any property distributed to such Member. (ii) Each Member’s Capital Account shall be decreased by: (i) any Net Loss or other item of loss or deduction allocated to such Member pursuant to Section 9, (ii) the cash amount or Book Value of any property distributed by the Company to such Member as of the time of the distribution, and (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company. (iii) Each Member’s Capital Account may be otherwise adjusted as provided for in this Agreement. (b) The Board shall value all non-cash contributions made to the Company in exchange for any Units at its Fair Market Value and such valuation shall be binding on the Company and the Members. (c) A Member who has more than one Unit shall have a single Capital Account that reflects all of its Units, regardless of the Class of Units owned by that Member and regardless of the time or manner in which those Units were acquired. Upon the Transfer of any Units, that portion of the Capital Account of the Member affecting the Transfer that is attributable to the Unit(s) subject to the Transfer shall carry over to the Transferee. However, the Company may maintain additional capital accounts for each Member to reflect the equity shown on the Company’s financial statements, to record such Member’s basis for income tax purpose or any other purpose. (d) A positive balance in a Capital Account or any other account for a Member shall not bear interest, affect the allocation of income, gain, receipt, loss deduction or credit to a Member or entitle a Member to any salary, distributions or other economic benefits. A negative balance in a Capital Account or any other account for a Member shall not constitute an obligation of a Member to the Company to make up for such deficit, except as specifically provided in this Agreement or as may be required by Applicable Law or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement. (e) No Member shall be entitled to withdraw any part of such Member’s Capital Account or to receive any distribution from the Company, except as provided in this Agreement. The Capital Accounts are maintained for the sole purpose of allocating items of income, gain, loss, and deduction among the Members and shall have no effect on the amount of any distributions to any Members, in liquidation or otherwise. The manner in which Capital Accounts are to be maintained pursuant to this Section 8.4 is intended, and shall be construed so as, to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder, or in the event there exists any inconsistency, the Code and Treasury Regulations control. The Board may, notwithstanding any other provisions in this Agreement, alter the method by which Capital Accounts are maintained in order to comply with Section 704(b) of the Code and applicable Treasury Regulations. Section 9 ALLOCATIONS AND INCOME TAX 9.1 General Allocation of Net Income or Net Loss. For each Fiscal Year (or portion thereof), after giving effect to the special allocations set forth in Section 9.3, Net Income and Net Loss of the

Page 25 of 34 Company shall be allocated among all of the Member, as to such Member’s Capital Accounts, in the proportion to such Member’s Ownership Percentage. 9.2 Allocations for Income Taxes. The allocations in Section 9.1 apply with respect to allocations solely for income tax purposes except as provided in this Section 9.2. Allocations pursuant to this Section 9.2 shall not affect, or in any way be taken into account in computing, any Member’s Capital Account, right to vote, or allocable shares of Net Income and Net Loss as provided in any other Section of this Agreement. (a) Section 704(c). Net Income with respect to any property contributed to the Company shall, solely for income tax purposes, be allocated so as to take account of any variation between the adjusted basis of such property to the Company for income tax purposes and the Book Value ascribed to such property in the Company’s books and records in accordance with Section 704(c) of the Code and applicable Treasury Regulations. In addition, if the Capital Accounts or any asset of the Company is revalued pursuant to the provisions of this Agreement or Section 704(b) of the Code and applicable Treasury Regulations, subsequent allocations of income, gain, receipt, loss, deduction, and credit for income tax purposes with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Section 704(c) and applicable Treasury Regulations. Any elections or other decisions relating to such allocations shall be made by the Board. (b) Section 754 Election. Any election by the Company under Section 754 of the Code to adjust the basis of the Company assets pursuant to Section 734 of the Code or Section 743 of the Code shall be made in the sole discretion of the Board. If such an election is made, allocations of Company Net Income and Net Loss shall be made in a manner consistent with such allocation of items in accordance with Section 734 and/or Section 743 of the Code, as the case may be. (c) Section 706(d). In the event of any changes in Units during a Fiscal Year, then for purposes of this Section 9, the Board shall take into account the requirements of Section 706(d) of the Code and shall have the right to select any method of determining the varying interests of the Members during the year which satisfies Section 706(d) of the Code. 9.3 Regulatory Allocations and Allocation Limitations. Notwithstanding the preceding provisions for allocating Net Income and Net Loss, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704 of the Code and shall be so construed when applied. (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Section 9.3, if there is a net decrease in Partnership Minimum Gain (determined according to Treasury Regulations Section 1.704-2(d)(1)) during any Company Fiscal Year, each Member shall be specially allocated items of Company Net Income for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member’s share of the net decrease in Partnership Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations). This Section 9.3(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith. (b) Member Nonrecourse Debt Minimum Gain. Except as otherwise provided in Section 1.704- 2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 9.3, if there is a net

Page 26 of 34 decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company Net Income for such year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 9.3(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith. (c) Qualified Income Offset. In the event a deficit balance in a Member’s Capital Account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations. This Section 9.3(c) is intended, and shall be so construed, to provide a “qualified income offset” within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations. (d) Gross Income Allocations. In the event that a deficit balance in a Member’s capital account at the end of any Fiscal Year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations §§ 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company Net Income in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 9.3(d) shall be made only if and to the extent that the Member would have a deficit balance in its capital account in excess of such sum after all other allocations provided for in this Section have been made as if Section 9.3(c) and this Section 9.3(d) were not in this Operating Agreement. (e) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Members consistent with the allocation of Net Income and Net Losses under Section 9.2. (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations. (g) Members’ Shares of Excess Nonrecourse Debt. The Members’ shares of excess Partnership Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Partnership Nonrecourse Debt will be allocated.

Page 27 of 34 (h) Curative Allocations. The allocations set forth in subsections (a), (b), (c), (d), (f) and (g) (the “Regulatory Allocations”) of this Section 9 are intended to comply with certain requirements of the Treasury Regulations under Section 704. Notwithstanding any other provision of this Section 9 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of Net Income and Net Losses among the Members so that, to the extent possible, the net amount of allocations of such Net Income and Net Losses and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. For this purpose, future Regulatory Allocations under Sections 9.3(a) and 9.3(b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Sections 9.3(f) and 9.3(g). 9.4 Proration of Allocations. All Net Income and Net Losses for a Fiscal Year allocable with respect to any Units which have been transferred, forfeited, reduced or changed during such year should be allocated based upon the varying interests of the Members owning such Units throughout the year. The precise way such allocations are made shall be determined by the Board of Governors in its sole discretion and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes. 9.5 Consent to Allocation; Company Records Binding. Each Member expressly consents to the methods provided herein for allocation of the Company’s Net Income and Net Losses. Ownership of Units shall be as reflected in the records of the Company and shall be binding on the Company and the Members to the extent reflected. No transfer or assignment of Units shall be effective until it is reflected in the records of the Company, and then only to the extent so reflected. Any allocations of Net Income or Net Loss and distribution by the Company and votes made, in each case, in reliance on the Company’s records shall acquit the Company of all liability to any Person who may have an interest in such allocations or distributions, as applicable. Section 10 DISTRIBUTIONS;TAX MATTERS 10.1 Distributions. Distributions of cash or property may be made from the Company at such times and in such amounts as may be determined from time to time by the Board to the Members in proportion to their Ownership Percentage. A Member, regardless of the form of the Member’s initial Capital Contribution, may not demand or receive a distribution from this Company in any form other than cash. 10.2 Tax Status. The Company shall be classified and taxed as a partnership for federal and state income tax purposes except to the extent that the Company is to be disregarded as an entity for federal and state income tax purposes pursuant to applicable provisions of the Code. If the Company is disregarded for income tax purposes, the Company shall not be disregarded as a separate legal entity for any other purpose, including but not limited to, diminishing in any respect the Act providing that a Member, Governor, officer or other agent of the Company is not liable for the acts, debts, liabilities, or obligations of the Company. 10.3 Partnership Representative. (a) Appointment. The Members hereby appoint the Chairman as the “partnership representative” (the “Partnership Representative”) as provided in Code Section 6223(a) (as amended by the Bipartisan Budget Act (the “BBA”)). The Partnership Representative may resign at any time. The

Page 28 of 34 Partnership Representative may be removed at any time by the Board of Governors. Upon resignation, death, or removal of the Partnership Representative, the Board of Governors will select the successor Partnership Representative. (b) Tax Examinations and Audits. The Partnership Representative is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by any Taxing Authority, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees that such Member will not independently act with respect to tax audits or tax litigation of the Company, unless previously authorized to do so in writing by the Partnership Representative, which authorization may be withheld by the Partnership Representative in its sole discretion. The Partnership Representative has sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any Taxing Authority. (c) BBA Elections. Except as otherwise provided herein, the Partnership Representative has the sole discretion to make any determination regarding income tax elections it deems advisable on behalf of the Company, including: (i) the election out of the partnership audit procedures enacted under Section 1101 of the BBA (the “BBA Procedures”) for tax years beginning on or after January 1, 2018 pursuant to Code Section 6221(b) (as amended by the BBA); and (ii) for any year in which applicable law and regulations do not permit the Company to elect out of the BBA Procedures, the election of the alternative procedure under Code Section 6226, as amended by Section 1101 of the BBA. (d) Tax Returns and Tax Deficiencies. Each Member agrees that such Member will not treat any Company item inconsistently on such Member’s federal, state, foreign, or other income tax return with the treatment of the item on the Company’s return. Any deficiency for taxes imposed on a Member (including penalties, additions to tax or interest imposed with respect to such taxes, and any taxes imposed pursuant to Code Section 6226 as amended by the BBA) will be paid by such Member and if required to be paid (and actually paid) by the Company, will be recoverable from such Member. Any other deficiency for taxes imposed on the Company (including penalties, additions to tax or interest imposed with respect to such taxes, and any taxes imposed pursuant to Code Section 6226 as amended by the BBA) will be reimbursed by the Members (or withheld from distributions to the Members) in accordance with the Members’ Ownership Percentages. (e) Survival of Obligations; Indemnity from Former Partners. The obligations of each Member or former Member under this Section survive the Transfer or redemption by such Member of its Units and the termination of this Agreement or dissolution of the Company. Each Member acknowledges and agrees that, notwithstanding the Transfer or redemption of all or a portion of its Interest in the Company, he or she may remain liable for tax liabilities with respect to its allocable share of income and gain of the Company for the Company’s taxable years (or portions thereof) prior to such Transfer or redemption. Section 11 TRANSFERS OF UNITS 11.1 General. Members shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, Transfer any Units or interest therein other than in accordance with this Section 11. Any Person becoming the owner or holder of a Unit by any means which is not in compliance

Page 29 of 34 with this Section 11, will not be treated as a holder of Units or a Member until the provisions of this Section 11 are complied with. All Transfers of Units must be approved by the Board of Governors. 11.2 Process for Transferring Units & Conditions Precedent. To be valid, a Transfer must be approved by the Board of Governors, who may reject any Transfer within their sole discretion, including if such Transfer would require the Company to register such class of Units with the SEC, would be in violation of applicable securities laws or would subject the Company to any publicly traded partnership tax rules. Further, the Member wishing to transfer any Units (the “Transferor”) and the Person that they wish to transfer to (the “Transferee”) must: (a) execute and deliver to the Company such documents and instruments that the Board of Governors deems necessary or appropriate to affect such Transfer or to admit the Transferee as a Substitute Member. If required by the Board of Governors, the Transferor or Transferee shall pay or reimburse the Company for all reasonable costs and expenses (including reasonable attorney’s fees) connected with the Transfer; (b) the Transferor and Transferee shall furnish the Company with the Transferee’s taxpayer identification number, sufficient information to determine the Transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file required federal and state tax returns and other information statements or returns; (c) provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Board of Governors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the transfer of securities; (d) if requested by the Board, furnish an opinion of counsel which states that such Transfer would not cause the Company to be treated as a publicly traded partnership; and (e) the Transferee shall, by written instrument in form and substance reasonably satisfactory to the Board of Governors, accept and adopt this Agreement through a Joinder Agreement in the form acceptable to the Board of Governors and assume the Transferor’s obligations under this Agreement with respect to the transferred Units. The Board of Governors may waive any condition of this Section 11.2. 11.3 Redemption Rights of Company. The Company shall have the right, but not the obligation, to redeem the Units of any Member, Transferor, Transferee or any other Person who beneficially holds Units which attempts to Transfer any Units in a manner not in conformity with this Agreement, including, but not limited to, this Section 11. (a) Process of Redemption. If the Company exercises its right to redeem a Member’s or Person’s Units pursuant this Section 11.3, the Company shall notify such Member or Person of its choice to exercise such redemption right and pay to such Member or Person the Discount Price of such Unit, in any means which is approved by the Board, including by executing a promissory note with such terms as approved by the Board within their sole discretion. The Member whose Units are subject to redemption shall be liable for any costs of the redemption incurred by the Company, other than the Discount Price, including legal fees and costs of preparing documentation. In paying the Discount Price, the Board may off-set any costs owed by such Member against the Discount Price to be paid to such Member. Upon redemption, such Person or Member shall be deemed to have relinquished any right to the Units and such

Page 30 of 34 Units will be noted as cancelled on the records of the Company. In the event of redemption, the Member shall be required to sign additional documents to relinquish their Units in consideration of the Discount Price, which may include a standard release of claims against the Company, which are satisfactory in form to the Company. Nothing in this Section shall be interpreted to limit or prevent the Company from seeking any legal or equitable relief that would otherwise be available to the Company. The Company shall have the right to redeem such Units described in this Section until the completion of the Company’s dissolution. 11.4 Rights of Transferees; Effect of Transfer. (a) A Transfer of Units does not entitle the Transferee of such Unit to: (1) vote such Unit(s) or to otherwise participate in the Company’s management, (2) inspect the Company’s books and records or receive any information regarding the Company, or (3) any other rights of a Member under this Agreement or the Act until such Transferee becomes a Substitute Member in accordance with Section 12.1(b). (b) A Transfer does not release the Transferor from any debts, liabilities, or obligations of the Transferor to the Company. 11.5 No Transfer after Dissolution Event. No Member may Transfer all or part of its Units after a Dissolution Event has occurred. Section 12 ADDITIONAL AND SUBSTITUTE MEMBERS 12.1 Admission of New Members. (a) Additional Members. If the Board issues Units to a Person who is not a Member, such Person shall be admitted as an Additional Member of the Company as of the effective date that: (i) such Person pays their Capital Contribution in exchange for the Units to be issued to such Person, (ii) such Person executes and delivers to the Company a Joinder Agreement and (iii) such Person is approved to become a Member by the Board. (b) Substitute Members. The Board may admit a Substitute Member by the Transfer of Units already outstanding, after such Transferor and Transferee, as applicable, have complied with the provisions of Section 11.2 (unless such requirements have been waived by the Board of Governors). If any current Member of the Company obtains additional Units via Transfer, such Person will continue to be a Member, however, all of such Member’s Units will be subject to this Agreement. (c) Recordkeeping. The Company shall reflect the name and address of each Member, the nature and type of Capital Contribution for such Units, the class of Units, the rights associated with such Units and the number of Units of each Member in the records of the Company. Section 13 UNIT CERTIFICATES 13.1 Book Entry. Effective as of the Reclassification Date, any and all physical Unit Certificates will be effectively retired on the books of the Company and the Company will evidence each Member’s holdings of Units using a book entry account on the books of the Company. All Units of the Company shall be uncertificated on a go-forward basis from the Reclassification Date. Members shall not be required to return their certificates, they will no longer be recognized by the Company after the Reclassification Date. 13.2 Loss or Destruction of Certificates. In case of loss or destruction of any certificate issued before the Reclassification Date, in the discretion of the Board of Governors, a new book entry may be

Page 31 of 34 made in its place upon proof of such loss or destruction, and, if the Board of Governors requires, upon giving a satisfactory bond of indemnity to the Company in such sum as the Board of Governors may provide. 13.3 Member List. The Company shall keep at its offices a ledger of all of the Members of the Company, arranged in alphabetical order, showing the address of each Member and the number of Units registered in the name of each Member. Section 14 INDEMNIFICATION 14.1 Indemnification. The Company shall indemnify an officer, Member, Governor, former Member, a former officer or a former Governor of the Company against expenses actually and reasonably incurred by said person in connection with the defense of an action, suit or proceeding, civil or criminal, in which said person is made a party by reason of being or having been such officer, Member or Governor to the extent permitted by §10-32.1-40(1)(b). However, the Company shall not be required to forward any expenses under this Section 14.1 until a court of final determination (i.e. any such decision cannot be appealed) determines the outcome of any such action, or proceeding, Section §10-32.1-40(1)(b) of the Act would require indemnification by the Company, and such amounts are approved by the Board of Directors. Section 15 DISSOLUTION AND TERMINATION 15.1 Dissolution. (a) The Company shall be dissolved upon the occurrence of any of the following events (each, a “Dissolution Event”): (i) upon the affirmative vote of the Members holding a majority of all Units (Class A Units, Class B Units and Class C Units, voting as a single class); (ii) upon the entry of a decree of dissolution by a court of competent jurisdiction; or (iii) an event that makes it unlawful for all or substantially all of the business of the Company to be continued, but any cure of illegality within 90 days after notice to the Company of the event is effective retroactively to the date of such event. 15.2 Notice of Dissolution. Upon any Dissolution Event, the Board shall cause the Company to file a notice of dissolution with the North Dakota Secretary of State in accordance with §10-32.1-51 of the Act. 15.3 Distribution of Assets Upon Dissolution. In settling accounts after dissolution, the liabilities of the Company shall be entitled to payment in the following order with any payments due to a Member hereunder being offset by any amounts owed by the Member to the Company: (a) to those creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of all liabilities of the Company (other than liabilities for distributions to Members); then (b) to the establishment of Reserves that are determined by the Governors to be reasonably necessary for any contingent unforeseen liabilities or obligations of the Company; and then (c) to Members in proportion to the credit balances in their respective Capital Accounts in an amount equal to the aggregate credit balances in the Capital Accounts after and including all allocations to

Page 32 of 34 the Members under Section 9, including the allocation of any income, gain or loss from the sale, exchange or other disposition (including a deemed sale pursuant to Section 15.5) of the Company’s assets. 15.4 Deficit Capital Account Balances. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in any Capital Account results from or is attributable to Net Losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to the Members, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Person’s Capital Account to zero. 15.5 Character of Liquidating Distributions. All payments made in liquidation of the Units of a Member in the Company shall be made in exchange for the Units of such Member in Property under Code Section 736(b)(1), including the interest of such Member in Company goodwill. If any assets are distributed to a Member, rather than sold, the distribution shall be treated as a distribution equal to the Fair Market Value of the asset at the time of liquidation. 15.6 Articles of Termination. When all debts, liabilities, and obligations have been paid and discharged or adequate provisions have been made therefore and all of the remaining property and assets have been distributed to the Members, Articles of Termination or any other necessary or appropriate documents, as determined by the Governors, shall be executed and filed with the North Dakota Secretary of State in accordance with §10-32.1-51 of the Act. Thereafter, the existence of the Company shall cease, except for the purpose of suits, other proceedings, and appropriate action as provided in the North Dakota Act. The Board of Governors shall thereafter be a trustee for the Members and creditors of the Company and as such shall have authority to distribute any Company property discovered after dissolution and take such other action as may be necessary on behalf of and in the name of the Company. The Board of Governors may delegate such trustee power to an individual Member or any other Person. 15.7 Winding Up. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against any other Member, any Governor or the Company. Further, no Member shall be required to restore any deficit in his or her Capital Account and such deficit shall not be treated as an asset of the Company. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Governors, or any person authorized to perform such actions by the Governors, who each are hereby authorized to take all actions necessary to accomplish such distribution, including without limitation, selling any Company assets the Governors deem necessary or appropriate to sell. Section 16 Amendments 16.1 Amendments. Any amendment to this Agreement may be proposed by any Governor or by Members holding not less than thirty percent (30%) of all Units. A proposed amendment shall become effective at such time as it has been approved by the Board of Governors and the Class A Members and, if applicable, the Class B Members and the Class C Members, in accordance with Section 4.2(d). Amending or restating this Agreement will not give rise to any right of appraisal or dissenter’s rights by the Members. Section 17 Miscellaneous Provisions

Page 33 of 34 17.1 Enforcement of Agreement. If a Person violates the terms of this Agreement, the Company or any Member may take legal action against such Person or pursue an order compelling such Person to do something or restraining such Person from doing something. If a Person violates the terms of this Agreement, the Company, and/or any Member will be entitled to recover from such Person reasonable attorney’s fees and costs incurred in connection with enforcing the terms of this Agreement. If a court or arbitrator deems any term of this Agreement to be overly broad, superseded by the Act, or otherwise unenforceable or void, such court or arbitrator may modify and thereafter enforce the term and the balance of the Agreement to the fullest extent permitted by law, or sever such term if it cannot be so modified and enforce all of the other terms of this Agreement to the fullest extent permitted by law. 17.2 Applicable Law. THIS AGREEMENT HAS BEEN EXECUTED IN NORTH DAKOTA AND SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NORTH DAKOTA. 17.3 Arbitration. Any dispute arising out of or relating to this Agreement or the breach thereof (including fraud in the inducement) shall be discussed between the parties in a good-faith effort to arrive at a settlement. If such dispute cannot be resolved through discussion, such dispute shall be settled by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules. The AAA Optional Rules for Emergency Measures of Protection shall also apply to the proceedings. The arbitration shall be conducted in Burleigh County, North Dakota by a single arbitrator. The costs of the arbitration, including the arbitrator’s compensation shall be borne equally between the parties except that the arbitrator shall have discretion to reallocate such costs. However, notwithstanding the previous sentence, each party shall bear its own attorneys’ fees. Judgement on the award may be entered in any court having jurisdiction thereof. 17.4 Captions. Paragraphs, titles, or captions in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions. 17.5 Construction. Whenever the context so requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter, and the singular shall include the plural, and conversely. All references to Sections refer to sections of this Agreement, and all references to Exhibits, if any, are to Exhibits attached hereto, if any, each of which is made a part hereof for all purposes. 17.6 Validity. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. 17.7 Counterparts. This Agreement or any certificate, Joinder Agreement, or amendment pursuant thereto may be executed in counterparts, all of which taken together shall be deemed one original agreement and shall be binding upon all parties hereto notwithstanding that all parties are not signatory to the same counterpart. 17.8 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Page 34 of 34 17.9 Notice to Members of Provisions of this Agreement. By becoming a Member or being a Member, each Member acknowledges that it has actual notice of all of the provisions of this Agreement, including, without limitation, the restrictions on the Transfers of Units set forth in Section 11. Each Member agrees that this Agreement constitutes adequate notice of all such provisions, and each Member waives any requirement that any further notice thereunder be given. 17.10 Notices; Electronic Transmission. All notices under this Agreement shall be in writing and shall be effective by electronic transmission, personal delivery, or by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given. “Electronic transmission,” “electronically transmitted,” “electronically delivered” and similar terms shall mean any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval, and reproduction of information by the recipient, including email. Notice by electronic transmission is written notice. Notices and written consents may be given by electronic transmission. Each written consent given by electronic transmission shall contain an electronic signature of the person giving such written consent. 17.11 Effect of Waiver of Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run. 17.12 Conflicting Provisions. To the extent that one or more provisions of this Agreement appear to be in conflict with one another, then the Board of Governors shall have the right to choose which of the conflicting provisions are to be enforced. Wide latitude is given to the Board of Governors in interpreting the provisions of this Agreement to accomplish the purposes and objectives of the Company, and the Board of Governors may apply this Agreement in such a manner as to be in the best interest of the Company, in its sole discretion, even if such interpretation or choice of conflicting provisions to enforce is detrimental to one or more Members. 17.13 Acknowledgement. The parties acknowledge and agree that: (i) the law firm of BrownWinick has drafted this Agreement as counsel for the Company; (ii) the Members are hereby advised that they may wish and should seek the advice of independent legal counsel to represent and protect their individual interests prior to and in connection with the execution of this Agreement and (iii) the Members have carefully reviewed this Agreement and are executing the same with full knowledge of its legal significance and effect.

SOUTH 8 ENERGY, LLC CERTIFICATE OF THE CHAIRMAN OF THE BOARD I hereby certify that: I am the duly elected and acting Chairman of the Board of Governors of SOUTH 8 ENERGY, LLC, a North Dakota limited liability company (the “Company”); and Attached hereto is a complete and accurate copy of the Second Amended and Restated Operating Agreement of the Company as duly adopted by the Members of the Company at the Annual Meeting of the Members of the Company held on June 23, 2025. Said Second Amended and Restated Operating Agreement shall be in effect starting on June 24, 2025 until its amendment or replacement and shall revoke and replace all previous iterations of the Operating Agreement or Member Control Agreement of the Company. This Certificate may be executed via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and will be deemed to have been duly and validly delivered and be valid and effective for all purposes. /s/ Sid Mauch Sid Mauch Chairman of the Board of Governors Date: June 23, 2025.

[Form of Joinder Agreement] EXHIBIT A FORM OF JOINDER AGREEMENT ADDENDUM TO THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF SOUTH 8 ENERGY, LLC As a condition to becoming a Member in South 8 Energy, LLC, I (the undersigned individual or entity) hereby represent and warrant that I have received a copy of the Second Amended and Restated Operating Agreement of South 8 Energy, LLC dated effective June 24, 2025 and, if applicable, any amendments and modifications thereto (the “Second Amended and Restated Operating Agreement”). I also acknowledge that I have read through all of the provisions of the Second Amended and Restated Operating Agreement. I agree that I am subject to and must comply with the Second Amended and Restated Operating Agreement in all respects as if I had executed it on the Effective Date. Further, I acknowledge and agree I will be bound by the provisions Second Amended and Restated Operating Agreement from and after the date that I execute this addendum. Dated: _____________________, 20______. Individuals: Entities: Name of Individual Member (Please Print) Name of Entity (Please Print) Signature of Individual Print Name and Title of Officer Name of Joint Individual Member (Please Print) Signature of Officer Signature of Joint Individual Member Agreed and Accepted on Behalf of the Company and its Members: South 8 Energy, LLC By: Its: